UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

ULTA SALON, COSMETICS & FRAGRANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33764	36-3685240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Remington Blvd., Suite 120

Bolingbrook, Illinois 60440

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (630) 410-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers.

On March 25, 2015, the Compensation Committee of the Board of Directors of Ulta Salon, Cosmetics & Fragrance, Inc. (the “Company”) approved a new restricted stock unit form to evidence awards that are earned and vest in part based upon satisfaction of performance goals (“Performance Stock Units”) under the Company’s 2011 Incentive Award Plan in the form attached hereto as exhibit 10.1. Under such agreements the number of restricted stock units earned is determined based on satisfaction of performance goals as set forth in the agreement. Additionally, recipients of Performance Stock Units must satisfy a time vesting criteria. The Compensation Committee also recommended to the Board of Directors certain awards to the Senior Officers and Chief Executive Officer.

On March 27, 2015, the Board of Directors reviewed and ratified the Compensation Committee’s recommendations of awards to the Senior Officers and the Chief Executive Officer and granted Performance Stock Units pursuant to such agreement with the number of Performance Stock Units being earned based on satisfaction of goals relating to earnings before taxes and revenue over a two year period and with vesting over a three year period to the following named executive officers in the following amounts:

	Title	Performance Stock Units
Mary N. Dillon	Chief Executive Officer	6,151
Scott M. Settersten	Chief Financial Officer	645
Jeffrey J. Childs	Chief Human Resources Officer	620

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Restricted Stock Unit Agreement – Form – Performance Shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA SALON, COSMETICS & FRAGRANCE, INC.

Date: March 31, 2015	By:	/s/ Robert S. Guttman
Robert S. Guttman
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restricted Stock Unit Agreement - Form – Performance Shares